SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         August 14, 2000
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                            TekInsight.Com, Inc.
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           (Exact Name of Registrant as Specified in its Charter)


         Delaware                      1-11568                   95-4228470
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(State or Other Jurisdiction          (Commission              (IRS Employer
        of Incorporation)             File Number)           Identification No.)


    5 Hanover Square, 24th Floor, New York, New York              10004
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    (Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number, including area code             (212) 271-8550
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            (Former Name or Former Address, if Changed Since Last Report)

Item 2.   Acquisition or Disposition of Assets

     We previously reported in our Form 8-K dated February 29, 2000 that we had entered into an agreement and plan of merger to acquire Data Systems Network Corporation. We also filed in our joint proxy statement/prospectus contained in our Registration Statement, Amendment No. 1, on Form S-4 dated July 13, 2000, No. 333-36044 (the "Joint Proxy Statement/Prospectus), among other financial information, audited pro forma consolidated financial information for TekInsight and its subsidiaries as of and for the years ended June 30, 1999 and June 30, 1998.

     On August 14, 2000, we acquired Data Systems by merging Data Systems with and into our wholly owned subsidiary, TekInsight Services, Inc. The aggregate consideration to be paid to Data Systems stockholders consists of approximately 2,185,755 shares of TekInsight preferred stock based on an aggregate of 5,575,906 shares of common stock of Data Systems outstanding as of the effective time of the merger and an exchange ratio of 0.392 of a share of TekInsight preferred stock for each share of Data Systems common stock outstanding. In addition, we assumed 462,500 options and 50,000 warrants issued by Data Systems which were converted into the right to acquire 181,300 and 19,600 shares of TekInsight preferred stock, respectively. Finally, as a result of the merger, TekInsight Services assumed, and TekInsight agreed to guaranty, Data Systems' existing credit facility with Foothill Capital Corporation. As of June 30, 2000, approximately $3,700,000 was outstanding under the credit facility.

     Some of the information included in or incorporated by reference in this Form 8-K may contain forward-looking statements, such as information relating to the effects of acquisitions. Such statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or similar words, or by discussions of strategy that involve risks and uncertainties. Another form of forward-looking statement can be characterized by an assumption (using terminology such as "as if" or "gives effect to") that an event occurs at the beginning of a financial period presented, with a corresponding effect throughout the period, even though the event had actually occurred after the beginning of such period or has not yet actually occurred at all. Any such forward-looking statements may discuss our future expectations or contain projections of our results of operations or financial condition or expected benefits to us resulting from acquisitions or other transactions. We cannot assure you that the future results indicated, whether expressed or implied, will be achieved. For a discussion of the risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, you should read the "Risk Factors" section of our Joint Proxy Statement/Prospectus and our other reports and documents filed with the Securities and Exchange Commission.

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

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits

(a)          Financial Statements of Businesses Acquired

             Consolidated audited balance sheets of Data Systems as of December 31, 1999 and 1998 and the related statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1999, 1998 and 1997; consolidated unaudited balance sheets of Data Systems as of March 31, 2000 and the related statements of operations, changes in stockholders' equity and cash flows for the periods ended March 31, 2000 and 1999; and consolidated unaudited balance sheets of Data Systems as of June 30, 2000 and the related statements of operations, changes in stockholders' equity and cash flows for the periods ended June 30, 2000 and 1999 will be filed by amendment to this Current Report on Form 8-K not later than October 28, 2000.

(b)          Pro Forma Financial Information

             Unaudited pro forma consolidated financial information of TekInsight relating to the Data Systems acquisition will be filed by amendment to this Current Report on Form 8-K not later than October 28, 2000.

(c)          Exhibits

             See Exhibit Index.

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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:        August 23, 2000                     TEKINSIGHT.COM, INC.


                                                  By:    /s/  Arion Kalpaxis

                                                         Arion Kalpaxis
                                                         Chief Operating Officer

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
                                  EXHIBIT INDEX

Exhibit                Exhibit Name                                      Location
Number

10.1         Guaranty, dated as of August 11, 2000, made by            Filed herewith.
             TekInsight.Com, Inc. in favor of Footthill
             Capital Corporation.

10.2         Amendment No. 6 and Waiver to Loan and Security           Filed herewith.
             Agreement, dated as of August 11, 2000, among
             Foothill Capital Corporation, TekInsight Services,
             Inc. and Data Systems Network Corporation.

10.3         Loan and Security Agreement, dated as of September        Incorporated by reference to Exhibit 10 to the
             30, 1998, between TekInsight Services, Inc., as           Quarterly Report on Form 10-Q of Data Systems
             successor to Data Systems Network Corporation, and        Network Corporation for the quarter ended
             Foothill Capital Corporation.                             September 30, 1998.

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